Exhibit 10.12

BOARD OF DIRECTORS AGREEMENT

This Board of Directors Agreement (“Agreement”) made effective as of February [ ⚫ ], 2024, by and between Knightscope, Inc., a Delaware corporation (the “Company”), and _____________________, (“Director”).

I.	Services Provided

The Director agrees, subject to the Director’s continued status as a director, to serve on the Company’s Board of Directors (the “Board”) and to provide those services required of a director under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as both may be amended from time to time (the “Articles and Bylaws”), and under the Delaware General Corporation Law, the federal securities laws and other state and federal laws and regulations, as applicable, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) and any stock exchange or quotation system on which the Company’s securities may be traded from time to time. Director will also serve on such one or more committees of the Board as he or she and the Board shall mutually agree.

II.	Nature of Relationship

The Director is an independent contractor and will not be deemed as an employee of the Company for any purposes by virtue of this Agreement. The Director shall be solely responsible for the payment or withholding of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the compensation he or she earns under this Agreement. The Director shall not, in his or her capacity as a director of the Company, enter into any agreement or incur any obligations on the Company’s behalf, without appropriate Board action.

The Company will supply, at no cost to the Director: periodic briefings on the business, director packages for each Board and committee meeting, copies of minutes of meetings and any other materials that are required under the Articles and Bylaws or the charter of any committee of the Board on which the Director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this Agreement.

III.	Compensation
A.	Expenses

During the term of this Agreement, the Company will reimburse the Director for reasonable business-related expenses approved by the Company in advance, on a cost-only basis, without markup, such approval not to be unreasonably withheld. Invoices for expenses, with receipts attached, shall be submitted. Such invoices must be approved by the Company’s Chief Executive Officer or Chief Financial Officer as to reasonableness, form and completeness.

B.	Equity Compensation

For his or her services as a Director of the Company, the Director shall receive upon appointment to the Board an initial equity award in the form of non-statutory stock options for 100,000 shares of the Company’s Class A Common Stock that will be fully vested as of the later of the Board action approving the initial equity award or February [20], 2024. Director shall also be eligible to receive awards under the Company’s equity incentive plans as may from time to time be determined by the Board or the administrator of such plan in its sole discretion.

IV.	Indemnification and Insurance

The Company will execute an indemnification agreement in favor of the Director substantially in the form of the Company’s standard form of indemnification agreement.

V.	Term of Agreement and Amendments

This Agreement shall be in effect from the effective date hereof through the last date of the Director’s service as a director on the Board. Any amendment to this Agreement must be approved by the Board. Amendments to Section III “Compensation” hereof do not require the Director’s consent to be effective.

VI.	Termination

This Agreement shall automatically terminate upon the death of the Director or upon his or her resignation or removal from, or failure to win election or reelection to, the Board. In the event of expiration or termination of this Agreement the Company’s and the Director’s continuing obligations hereunder in the event of expiration or termination of this Agreement shall be subject to the terms of Section XIII hereof.

VII.	Confidentiality and Use of Director Information

The Director explicitly consents to the Company holding and processing both electronically and manually the information that he or she provides to the Company or the data that the Company collects which relates to the Director for the purpose of the administration, management and compliance purposes, including but not limited to the Company’s disclosure of any and all information provided by the Director in the Company’s proxy statements, annual reports or other securities filings or reports pursuant to federal or state securities laws or regulations or the rules and regulations of any exchange on which the Company’s equity securities trade, and the Director agrees to promptly notify the Company of any misstatement of a material fact regarding the Director, and of the omission of any material fact necessary to make the statements contained in such documents regarding the Director not misleading.

VIII.	Resolution of Dispute

Any dispute regarding this Agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of California, the United States of America. Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.

IX.	Entire Agreement

This Agreement (including agreements executed in substantially the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and, except as otherwise set forth herein, may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

X.	Assignment

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

XI.	Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the respective addresses set forth on the signature page hereto.

Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XII.	Survival of Obligations

Notwithstanding the expiration or termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, the Director’s obligations under the Proprietary Information Agreement, attached hereto as Exhibit A and incorporated herein by reference, the Company’s obligation to make any fees and expense payments required pursuant to Section III due up to the date of the expiration or termination, and the Company’s indemnification and insurance obligations set forth in Section IV hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XIII.	Attorneys’ Fees

If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach or default in connection with any of the provisions hereof, the successful or substantially prevailing party (including a party successful or substantially prevailing in defense) shall be entitled to recover its actual attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

XIV.	Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this Agreement.

XV.	Counterparts

This Agreement may be executed in any number of counterparts, and by different parties on separate counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KNIGHTSCOPE, INC.	DIRECTOR
By:	By:
William Santana Li
Chairman, Chief Executive Officer, and President
Address:
Address: 1070 Terra Bella Ave Mountain View, CA 94043

Signature Page to Board of Directors Agreement

EXHIBIT A

DIRECTOR PROPRIETARY INFORMATION AGREEMENT

THIS DIRECTOR PROPRIETARY INFORMATION AGREEMENT (the “Agreement”) is made effective as of _____________________ 202_, by and between Knightscope, Inc., a Delaware corporation

(“Knightscope”), and _____________________ (the “Director”).

WHEREAS, the Director has agreed to serve on the Board of Directors of Knightscope (the “Board”); and

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by Knightscope to the Director in connection with the Director serving on the Board.

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.

Subject to the limitations set forth in Paragraph 2, all information disclosed by or on behalf of Knightscope to the Director, or which Director learns in connection with his or her services as a director on the Board, shall be deemed to be “Proprietary Information”. Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to Knightscope, any of its affiliates or subsidiaries, present or future products, sales, suppliers, customers, employees, investors, business or business plans of Knightscope or any of its affiliates or subsidiaries, whether or oral, written, graphic or electronic form.

2.

The term “Proprietary Information” shall not be deemed to include the following information: (i) information which is now, or hereafter becomes, through no breach of this Agreement on the part of the Director, generally known or available to the public; (ii) is known by the Director at the time of receiving such information; (iii) is hereafter furnished to the Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by Knightscope.

3.

The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from or on behalf of Knightscope or which Director learns in connection with his or her services as a director on the Board. The Director may use such Proprietary Information only to the extent required to accomplish the purposes of his or her position at Knightscope. The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No other rights or licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

4.	Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.
5.

The Director represents, warrants and covenants that he or she shall protect the Proprietary Information received with at least the same degree of care used to protect his or her own, or that a reasonable person would use to protect their own, Proprietary Information from unauthorized use or disclosure.

6.

All Proprietary Information (including all copies thereof) shall remain the property of Knightscope, and shall be returned to Knightscope (or destroyed) after the Director’s need for it has expired, or upon request of Knightscope, and in any event, upon the expiration or termination of that certain Board of Directors Agreement, of even date herewith, between Knightscope and the Director (the “Director Agreement”).

7.	Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:
a.

is in response to a valid order, including a subpoena, of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that to the extent reasonably feasible, the Director shall first have given Knightscope notice of the Director’s receipt of such order and Knightscope shall have had an opportunity to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

b.	is otherwise required by law; or
c.	is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.
8.

This Agreement shall continue in full force and effect during the term of the Director Agreement. This Agreement may be terminated at any time thereafter upon thirty (30) days written notice to the other party. The termination of this Agreement shall not relieve the Director of the obligations imposed by Paragraphs 3, 4, 5 and 11 of this Agreement with respect to Proprietary Information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement indefinitely with respect to Proprietary Information that constitutes “trade secrets” and for a period of ten (10) years from the date of such termination with respect to other Proprietary Information.

9.	This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California, by California residents.
10.

This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

11.

Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of Knightscope, Knightscope will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that Knightscope shall be entitled to specific performance of the Director’s obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

KNIGHTSCOPE, INC.	DIRECTOR

By:	By: